As filed with the Securities and Exchange Commission on November 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLDMINING INC.

(Exact name of Registrant as specified in its charter)

Canada	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1830, 1188 West Georgia Street,

Vancouver, British Columbia, V6E 4A2, Canada

(604) 630-1000

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Pat Obara Chief Financial Officer GoldMining Inc. Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2, Canada (604) 630-1000	Rod Talaifar Sangra Moller LLP 2200 – 1021 West Hastings Street, Vancouver, British Columbia, Canada V6E 0C3 (604) 662-8808	Rick Werner Alla Digilova Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, NY 10112 (212) 659-4974

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐		upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒		at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐

pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of the securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery has been obtained.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale therein and only by persons permitted to sell such securities. See "Plan of Distribution".

Information has been incorporated by reference into this preliminary short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of GoldMining Inc. at Suite 1830 – 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2, and are also available electronically at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	November 24, 2025

GOLDMINING INC.

$100,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

This short form base shelf prospectus (the "Prospectus") relates to the offering for sale by GoldMining Inc. (the "Company") from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of up to $100,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares in the capital of the Company ("Common Shares"); (ii) preferred shares in the capital of the Company ("Preferred Shares"), issuable in series; (iii) warrants ("Warrants") to purchase other Securities (as defined below) of the Company; (iv) subscription receipts ("Subscription Receipts") convertible into other Securities of the Company; (v) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, "Debt Securities"); and (vi) units ("Units") comprised of one or more of any of the other Securities, or any combination of such Securities (the Common Shares, Preferred Shares, Warrants, Subscription Receipts, Debt Securities and Units are collectively referred to herein as the "Securities"). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a "Prospectus Supplement"). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The issued and outstanding Common Shares of the Company are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "GOLD", and on the NYSE American LLC (the "NYSE American") under the symbol "GLDG". On November 21, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $1.81, and on the NYSE American was US$1.30.

The Company is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of Canada, that some of its officers and directors are residents of a foreign country, that some of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Company and said persons may be located outside of the United States. See "Enforceability of Certain Civil Liabilities".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference into this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities. See "Risk Factors". Purchasers' statutory rights of withdrawal and rescission are described under "Statutory Rights of Withdrawal and Rescission".

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading "Certain Federal Income Tax Considerations" as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of any Securities with respect to a particular offering will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares; (ii) in the case of Preferred Shares, the designation of the particular series, the number of Preferred Shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other terms specific to the Preferred Shares; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, whether the Warrants are being offered for cash, the designation, number and terms of the other Securities issuable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, the currency in which such other Securities are issued and any other terms specific to the Subscription Receipts; (v) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities; and (vi) in the case of Units, the number of Units being offered, the offering price and the designation, number and terms of the Securities comprising the Units, and any other terms specific to the Units. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required by applicable securities law. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to exemptions from registration or qualifications under applicable securities law. The Prospectus Supplement relating to each issue of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will or expects to receive, and any other material terms of the plan of distribution. This Prospectus may qualify an "at-the-market distribution" as defined in National Instrument 44-102 – Shelf Distributions ("NI 44-102").

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices vary as between purchasers and during the period of distribution of the Securities.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an "at-the-market distribution", the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allotment position in the Securities. See "Plan of Distribution".

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

The Company's head office and principal address is located at 1830 – 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2 and the registered office is located at 2200 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	2
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES	4
FINANCIAL INFORMATION	5
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION	5
TECHNICAL AND THIRD-PARTY INFORMATION	6
MARKETING MATERIALS	6
DOCUMENTS INCORPORATED BY REFERENCE	6
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	8
AVAILABLE INFORMATION	9
SUMMARY OF DESCRIPTION OF BUSINESS	9
CONSOLIDATED CAPITALIZATION	10
USE OF PROCEEDS	11
EARNINGS COVERAGE RATIO	12
PLAN OF DISTRIBUTION	12
DESCRIPTION OF SECURITIES	13
PRIOR SALES	26
TRADING PRICE AND VOLUME	26
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS	26
EXEMPTIONS	26
RISK FACTORS	27
LEGAL MATTERS	29
INTERESTS OF EXPERTS	29
AUDITOR, TRANSFER AGENT AND REGISTRAR	30
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES	30
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	30
CONTRACTUAL RIGHTS OF RESCISSION	31
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	31

ABOUT THIS PROSPECTUS

In this Prospectus, "GoldMining", the "Company", "we", "us", and "our" refers, collectively, to GoldMining Inc. and our wholly owned subsidiaries.

GoldMining is a company incorporated under the federal laws of Canada. The Common Shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Shares are traded in Canada on the TSX under the symbol "GOLD" and in the United States on the NYSE American under the symbol "GLDG".

This Prospectus is a base shelf prospectus that:

●

the Company has filed with the securities commissions in each of the provinces and territories of Canada, in order to qualify the offering of the Securities described in this Prospectus in accordance with National Instrument 44-101 – Short Form Prospectus Distributions ("NI 44-101") and NI 44‐102; and

●

forms part of a registration statement on Form F‐10 (the "Registration Statement") that the Company has filed with the SEC under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") under the multi-jurisdictional disclosure system ("MJDS") adopted by Canada and the United States.

Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This Prospectus provides investors with a general description of the Securities that the Company may offer. Each time the Company sells Securities under this Prospectus it will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement.

Investors should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the Registration Statement. Investors in the United States should refer to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this Prospectus and the documents incorporated by reference herein constitute "forward-looking information" within the meaning of applicable Canadian securities laws and "forward-looking statements" within the meaning of U.S. securities laws (collectively, "Forward-Looking Statements"). These statements relate to future events or future performance, business prospects or opportunities of the Company. All statements other than statements of historical fact may be forward-looking statements. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "seek", "anticipate", "plan", "continue", "contemplate", "estimate", "expect", "intend", "purpose", "may", "might", "will", "shall", "project", "predict", "forecast", "potential", "target", "aim", "pursue", "objective" "capable", "could", "would", "should", "believe" and similar expressions, including the negative of these terms) are not statements of historical fact and may be "Forward-Looking Statements".

Examples of forward-looking statements in the Prospectus and the documents incorporated by reference herein include, but are not limited to statements regarding or relating to: capital expenditure programs and the timing and method of financing thereof (including sales of Securities under any at-the-market equity distribution program and the use of proceeds therefrom); the requirement for additional financing in order to maintain the Company's operations and exploration activities; future acquisitions of mineral properties; the Company's vision and strategy; the criteria the Company will use when assessing potential acquisitions; the Company's belief that it will continue to be able to locate and retain professionals with the necessary specialized skills and knowledge; the Company's intention and ability to select, acquire and bring to production suitable properties or prospects for mineral exploration and production; the Company's ability to raise the capital necessary to fund its operations and the potential development of its properties; the Company's ability to obtain the resources to conduct exploration and development activities on its properties; the Company's intention to continue to make expenditures to ensure compliance with applicable laws and regulations; the Company's intentions and expectations regarding exploration at any of its mineral properties; forecasts relating to mining, development and other activities at the Company's operations; potential increases in the ultimate recovery of gold from its properties; forecasts relating to market developments and trends in global supply and demand for gold; future royalty and tax payments and rates; future work on the Company's non-material properties; and the Company's Mineral Reserve and Mineral Resource estimates, and anticipated tonnages and grades of Mineral Resources disclosed for the Company's projects.

Such statements reflect the Company's current views with respect to future events and are subject to risks and uncertainties that are necessarily based upon a number of estimates and assumptions. Many factors could cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. In making the forward-looking statements included in this Prospectus, the Company has made various material assumptions which the Company believes are reasonable, including, but not limited to: that the Company will realize the benefits expected from its business plans and strategies; current gold, silver, base metal and other commodity prices will be sustained, or will improve; the proposed development of the Company's projects will be viable operationally and economically and will proceed as expected; any additional financing required by the Company will be available, and on reasonable terms; the accuracy of any Mineral Reserve and Mineral Resource estimates; the accuracy of budgeted exploration and development costs and expenditures; the price of other commodities such as fuel; future currency exchange rates and interest rates; political and regulatory stability; the receipt of governmental and third-party approvals, licences and permits on favourable terms; including extensions therefor; obtaining required renewals for existing approvals, licences and permits and obtaining all other required approvals, licences and permits on favourable terms; and the absence of any material accident, labour dispute or failure of plant or equipment.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Prospective investors are cautioned that any such statements are not guarantees of future performance and those actual results or developments may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties relating to, among others: risks related to the exploration, development, and operation of early-stage mineral properties, including the speculative nature of exploration and development projects, the possibility of diminishing quantities or grades of mineralization, the inability to recover certain expenditures and the exposure to operational hazards typically encountered in the exploration, development and production of mineral properties; risks related to the uncertainty of Mineral Resource estimates; risks related to the potential dilution of voting power or earnings per share as a result of the exercise of convertible securities of the Company, future financings or future acquisitions financed by the issuance of equity; risks related to potential acquisitions of additional mineral properties; risk related to the Company's ability to renegotiate existing agreements related to certain of its projects; risks related to obtaining and maintaining all necessary government permits, approvals and authorizations related to the continued exploration and development of the Company's current and future projects and operations; risks related to government regulations and government and community approvals, acceptance, agreements and permissions (generally referred to as "social licence"), including the ability to obtain and maintain such approvals, the impact of changing government regulations and shifting political climates, and the ability of regulatory authorities to impose fines or shut down operations in cases of non-compliance; risks related to referendums or resolutions respecting prohibitions or restrictions mining risks related to the presence of artisanal miners; risks inherent in mining and development, including risks related to accidents, labour disputes, environmental hazards, unfavourable operating conditions, or other unanticipated difficulties with or interruptions in operations; risks related to natural phenomena, war, crime, terrorism, sabotage, blockades and other forms of civil unrest and public health concerns (including health epidemics or pandemics); risks related to property and mineral title, including defective title to mineral claims or property; risks related to climate change and environmental regulation and liability; risks related to uncertainty of the performance of contractors; costs, delays and other risks associated with statutory and regulatory compliance; risks related to the Company's dependence on information technology systems and the possibility of cyber threats; risks related to general economic conditions; risks related to gold and other commodity price fluctuations and volatility; fluctuations in the market value of publicly traded securities held by the Company, the absence of known Mineral Reserves and the uncertainty that economic reserves may exist on the Company's projects; risks related to the uncertainty of profitability, as the Company has no history of earnings; risks related to competitive conditions in the mineral exploration and mining industry; risks related to foreign exchange fluctuations; global financial conditions; risks related to the ability of the Company to retain skilled and experienced personnel, contractors, management and employees; risks related to potential litigation; risks related to foreign operations; risks related to possible conflicts of interest; risks related to the adequacy of the Company's internal controls over financial reporting as such standards are modified, supplemented or amended from time to time; uninsurable risks; risks related to potential acquisitions of additional mineral properties, mergers or investments (and possible abandonment of interests); risks associated with joint ventures; potential dilution of voting power or earnings per share as a result of the exercise of convertible securities, future financings or acquisition currency; and capital cost estimates. Additional factors described under the heading "Risk Factors" in this Prospectus, and under the heading "Risk Factors" in the AIF.

The Company believes that the expectations reflected in any forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in, or incorporated by reference into, this Prospectus should not be unduly relied upon. These statements speak only as of the date of this Prospectus. Should one or more of the risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in Forward-Looking Statements. Except as required by applicable laws, the Company does not intend, and does not assume any obligation, to update or revise any Forward-Looking Statements if beliefs, estimates, opinions or other circumstances change. Investors are cautioned against attributing undue certainty to Forward-Looking Statements. The risk factors referenced herein should not be construed as exhaustive.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

This Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. Unless otherwise indicated, mining terms used herein and in any document incorporated by reference but not otherwise defined have the meanings set forth in National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101"), which references the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") classification system, the CIM Definition Standards on Mineral Resources and Mineral Reserves ("CIM Standards"), adopted by the CIM Council. NI 43-101 permits disclosure of a "historical estimate" (as defined in NI 43-101) using historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters, and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101 and, if so, includes an explanation of the difference; (e) includes any more recent estimates or data available; (f) comments on what work needs to be done to upgrade or verify the historical estimate as current mineral resources or mineral reserves; and (g) states with equal prominence that: (i) a qualified person has not done sufficient work to classify the historical estimate as current mineral resources or mineral reserves; and (ii) the disclosing company is not treating the historical estimate as current mineral resources or mineral reserves.

In addition, the terms "Mineral Resource", "Measured Mineral Resource", "Indicated Mineral Resource" and "Inferred Mineral Resource" are defined in and required to be disclosed by NI 43-101. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category of mineral resources or mineral reserves. "Inferred Mineral Resources" have a great amount of uncertainty as to whether they can be mined legally or economically. Under Canadian securities laws, estimates of Inferred Mineral Resources may not form the basis of feasibility or prefeasibility studies, except in certain specific cases. Additionally, disclosure of "contained ounces" in a resource is permitted disclosure under Canadian securities laws.

The SEC has adopted mining disclosure rules under sub-part 1300 of SEC Regulation S-K – Disclosure by Registrants Engaged in Mining Operations ("Regulation S-K 1300"). Under Regulation S-K 1300, the SEC now recognizes estimates of "Measured Mineral Resources", "Indicated Mineral Resources" and "Inferred Mineral Resources". In addition, the SEC has amended its definitions of "Proven Mineral Reserves" and "Probable Mineral Reserves" to be substantially similar to the corresponding definitions under the CIM Standards, as required under NI 43-101.

As a "foreign private issuer" under U.S. securities laws filing this Prospectus with the SEC pursuant to MJDS, the Company is not required to provide disclosure on its mineral properties under Regulation S-K 1300 and will continue to provide disclosure under NI 43-101 and the CIM Standards. However, if the Company either ceases to be a "foreign private issuer" or ceases to be entitled to file reports under MJDS, then the Company will be required to provide disclosure on its mineral properties under Regulation S-K 1300.

United States investors are cautioned that despite efforts to harmonize U.S. mining disclosure rules with NI 43-101 and other international requirements, there are differences between the terms and definitions used in Regulation S-K 1300 and mining terms defined in the CIM Standards, which definitions have been adopted by NI 43‑101, and there is no assurance that any mineral reserves or mineral resources that the Company may report as "proven mineral reserves", "probable mineral reserves", "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under Regulation S-K 1300.

Information contained in this Prospectus and the portions of documents incorporated by reference herein contain descriptions of the Company's mineral deposits that may not be comparable to similar information made public by U.S. companies who prepare their disclosure in accordance with U.S. federal securities laws and the rules and regulations thereunder.

FINANCIAL INFORMATION

The Company presents its financial statements in Canadian dollars. Its annual financial statements are prepared in accordance with IFRS and interim financial statements are prepared in accordance with IFRS as applicable to interim financial reporting. Unless otherwise indicated, financial information included in or incorporated by reference into this Prospectus has been prepared in accordance with IFRS. As a result, certain financial information included in or incorporated by reference into this Prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. Generally Accepted Accounting Principles (GAAP) as issued by the Financial Accounting Standards Board. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

In this Prospectus, all dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars and are referred to as "$" or "C$". United States dollars are referred to as "US$". The high, low, average and closing exchange rates for United States dollars in terms of the Canadian dollar for each of the indicated periods, as quoted by the Bank of Canada, were as follows:

	Year ended November 30 (C$)
	2024	2023	2022
High	1.4082	1.3875	1.3856
Low	1.3205	1.3128	1.2451
Average	1.3634	1.3509	1.2948
Closing	1.4010	1.3582	1.3508

	Nine months ended August 31 (C$)
	2025	2024
High	1.4603	1.3858
Low	1.3558	1.3205
Average	1.4031	1.3592
Closing	1.3742	1.3491

On November 21, 2025, the daily average exchange rate provided by the Bank of Canada in terms of the United States dollar was US$1.00 = C$0.7092.

TECHNICAL AND THIRD-PARTY INFORMATION

This Prospectus, including the documents incorporated by reference herein, includes market information, industry data and forecasts obtained from independent industry publications, market research and analyst reports, surveys and other publicly available sources. Although the Company believes these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Accordingly, the accuracy and completeness of this data is not guaranteed. Actual outcomes may vary materially from those forecast in such reports, surveys or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. The Company has not independently verified any of the data from third party sources referred to herein nor ascertained the underlying assumptions relied on by such sources.

As of the date of this Prospectus, the Company considers its La Mina Gold-Copper Project (the "La Mina Project") and its Titiribi Gold-Copper Project (the "Titiribi Project"), located in Colombia, its São Jorge Gold Project (the "São Jorge Project"), located in the State of Pará, northeastern Brazil, and its interest in the Whistler Gold-Copper Project (the "Whistler Project"), located in Alaska, United States, through its holdings of U.S. GoldMining Inc. ("USGO"), to be its material properties for the purposes of NI 43-101.

We have obtained certain information contained in this Prospectus concerning the industries in which we operate from publicly available information from third party sources, including the disclosure of the publicly traded companies in which we hold securities. We have not verified the accuracy or completeness of any information contained in such publicly available information. In addition, we have not determined if any such third party has omitted to disclose any facts, information or events which may have occurred prior to or subsequent to the date as of which any such information became publicly available or which may affect the significance or accuracy of any information contained in any such information and summarized herein.

MARKETING MATERIALS

Certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference into that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference or a copy of the Company's permanent information record may be obtained on request without charge from the Company's Chief Financial Officer at Suite 1830 – 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2, or by accessing the disclosure documents available electronically in Canada on the System for Electronic Data Analysis and Retrieval ("SEDAR+"), which can be accessed at www.sedarplus.ca or in the United States through the Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") at the website of the SEC at www.sec.gov. The filings of the Company through SEDAR+ and EDGAR are not incorporated by reference into this Prospectus except as specifically set out herein.

As at the date hereof, the following documents of the Company, filed with the securities commissions or similar authorities in Canada, are specifically incorporated by reference into and form an integral part of this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference into this Prospectus, as further described below:

(a)	the annual information form of the Company for the year ended November 30, 2024, dated February 27, 2025 (the "AIF");

(b)

the audited consolidated financial statements of the Company for the years ended November 30, 2024 and 2023, together with the independent registered public accounting firm's report thereon and the notes thereto;

(c)	the management's discussion and analysis of the Company for the year ended November 30, 2024, dated February 27, 2025;

(d)

the unaudited condensed interim financial statements of the Company for the three and nine month periods ended August 31, 2025 and August 31, 2024, together with the notes thereto (the "Interim Financial Statements");

(e)	the management's discussion and analysis of the Company for the three and nine month period ended August 31, 2025 and August 31, 2024 dated October 10, 2025;

(f)	the management information circular of the Company dated March 28, 2025, prepared in connection with the annual general meeting of shareholders of the Company held on May 15, 2025;

(g)	the material change report dated December 20, 2024, announcing that the Company had renewed its at-the-market equity program for distribution of up to US$50 million of Common Shares; and

(h)

the material change report dated January 17, 2025, announcing that Garnet Dawson and the Honourable Herb Dhaliwal had retired from the Company's board of directors (the "Board") and had concurrently been appointed to the Company's advisory board.

Any document of the type referred to in the preceding paragraph (excluding confidential material change reports), and all other documents of the type required to be incorporated by reference into a short form prospectus by NI 44-101 filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the termination of any offering of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F (or any respective successor form) that is filed with or furnished by the Company to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the Registration Statement of which it forms a part, other information from documents filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. Any such modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute part of this Prospectus; rather only such statement as so modified or superseded shall be considered to constitute part of this Prospectus.

Upon a new annual information form and related annual financial statements and management's discussion and analysis being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the term of this Prospectus: (i) the previous annual information form, the previous annual financial statements and related management's discussion and analysis; (ii) all interim financial statements and related management's discussion and analysis; and (iii) all material change reports filed by the Company prior to the commencement of the Company's financial year in respect of which the new annual information form is filed, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon new interim consolidated financial statements and related management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities in Canada during the term of this Prospectus, all interim consolidated financial statements and related management's discussion and analysis filed prior to the new interim consolidated financial statements and related management's discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon a new information circular relating to an annual meeting of shareholders being filed by the Company with applicable securities regulatory authorities in Canada during the term of this Prospectus, the previous information circular for the preceding annual meeting of shareholders and any other previous information circular filed by the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, to the extent required by applicable securities laws. A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities offered thereunder. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's securities.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference into this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, he or she should not rely on it.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of PricewaterhouseCoopers LLP; (3) powers of attorney from certain of the Company's directors and officers; (4) the consents of the "qualified persons" (for the purposes of NI 43-101) referred to in this Prospectus under "Interests of Experts"; and (5) the form of indenture for any Debt Securities issued hereunder. A copy of the form of any applicable warrant agreement, indenture, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Company is subject to the information reporting requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS, such reports and other information may generally be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Prospective investors may read and download any public document that the Company has filed with securities commissions or similar regulatory authorities in Canada on SEDAR+ at www.sedarplus.ca. The reports and other information filed and furnished by the Company with the SEC can be inspected on EDGAR at the SEC's website: www.sec.gov. Reports and other information filed by the Company with, or furnished to, the SEC may also be inspected and copied for a fee at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C., 20549.

The Company has filed with the SEC the Registration Statement under the U.S. Securities Act, with respect to the Securities. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in or incorporated by reference into this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov. Each time the Company sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

SUMMARY OF DESCRIPTION OF BUSINESS

The following description of the Company is, in some instances, derived from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, including the section of the AIF titled "Risk Factors", before making an investment decision.

GoldMining is a mineral exploration company focused on the acquisition and development of gold assets in the Americas. Through its disciplined acquisition strategy, the Company now controls a diversified portfolio of resource-stage gold and gold-copper projects in Canada, the United States, Brazil, Colombia and Peru.

The Company's material projects currently include the La Mina, Titiribi, São Jorge and Whistler Projects. For further information on our current projects, please see "Description of the Business" and "Description of Mineral Projects" in the AIF.

In addition, as of the date hereof, the Company owns approximately 74.4% of the outstanding shares of common stock of USGO. As a result of its ownership position, the Company consolidates the assets and liabilities of USGO in its Statements of Financial Position and therefore, the market value of the USGO Shares and warrants is not reflected in the Company's financial statements. Please refer to the Interim Financial Statements for more information on the consolidation of the results of operation of USGO.

The Company does not have any operating income or cash flow from its properties, nor does it have a history of income from operations. The Company's operations and cash flow are primarily funded by and derived from equity financings.

Recent Developments on Material Projects

São Jorge Project. On May 12, 2025, drilling commenced for the Company's previously announced 2025 exploration program for the São Jorge Project. On October 20, 2025, the Company announced preliminary results from drill holes with majority of the results pending.

Whistler Project. On July 21, 2025, USGO announced an exploration program for the 2025 field season at the Whistler Project with a focus on developing new potential porphyry gold-copper drill targets within the Whistler Orbit and undertaking follow-up mapping and sampling at the Muddy Creek prospect. Exploration added the supplementary objective of developing a pipeline of exploration targets at the district-scale, and USGO disclosed an intention of expanding the projects resource base through follow-up exploration based on such pipeline. In updated results from its metallurgical test work program, USGO disclosed recovery of up to 85.3% gold (Au), 79.1% copper (Cu) and 55.3% silver (Ag) from the combined sulphide flotation and leaching test work using a master composite derived from Whistler Deposit drill core that is representative of the average metal grade within the Project’s mineral resource estimate.

Titiribi Project. In April 2025, the Company submitted a work and construction program or Programa de Trabajo y Obras ("PTO"), the document detailing the final exploration plan, for the Titiribi Project to the National Mining Agency for approval. Once the PTO is approved, the next major step for the Titiribi Project would involve obtaining other necessary permits, such as the Environmental Impact Assessment approval, and then proceeding with activities as outlined in the approved PTO.

La Mina Project. On October 8, 2025, the Company, through its wholly owned subsidiary, further amended its existing option agreement to acquire surface rights over a portion of the La Garrucha concession dated November 18, 2016, as amended, to extend the option exercise period and final payment date to March 31, 2026.

CONSOLIDATED CAPITALIZATION

As of the date hereof, the Company has 208,520,001 Common Shares outstanding, 12,469,445 outstanding share options exercisable into 12,469,445 Common Shares and 476,775 outstanding restricted share rights convertible into 476,775 Common Shares.

Other than as described herein, there have been no material changes in the share and loan capital of the Company, on a consolidated basis since the date of the Interim Financial Statements.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

At-the-Market Equity Programs

On November 24, 2023, the Company entered into an equity distribution agreement with a syndicate of agents for an at-the-market equity distribution program (the "2023 Program"), for the distribution of up to US$50.0 million (or the equivalent in Canadian dollars) of Common Shares (the "ATM Shares"). The ATM Shares were qualified by a prospectus supplement dated November 29, 2023 (the "2023 Supplement") to the Company's base shelf prospectus dated November 24, 2023 (the "2023 Base Shelf"). The Company realized total net proceeds of approximately $12.8 million (US$9.4 million) under the 2023 Program. The 2023 Program was replaced in December 2024 by the 2024 ATM Program (as defined below).

On December 20, 2024, the Company entered into an equity distribution agreement with a syndicate of agents for an at-the-market equity distribution program (the "2024 Program"), for the distribution of up to US$50 million (or the equivalent in Canadian dollars) of ATM Shares. The ATM Shares were qualified by a prospectus supplement dated December 20, 2024 (the "2024 Supplement" and, together with the 2023 Supplement, the "ATM Supplements") to the 2023 Base Shelf. Unless earlier terminated by the Company or the agents as permitted therein, the 2024 Program will terminate upon the earlier of: (i) the date that the aggregate gross sales proceeds of the ATM Shares sold under the 2024 Program reaches the aggregate amount of $50 million (or the equivalent in Canadian dollars); or (ii) December 24, 2025. To date, the Company has realized total net proceeds of approximately $19.7 million (US$14.0 million) under the 2024 Program.

Under the 2023 Program and 2024 Program, the Company has raised aggregate net proceeds of approximately $32.5 million (US$23.4 million) and, in each of the ATM Supplements, disclosed its intent to use proceeds raised thereunder to fund the exploration and development of its mineral properties, to fund future acquisitions as may be determined by the Company, and for working capital. The following table sets out a comparison of how the Company used the net proceeds realized under the ATM Supplements, other than working capital, as of the date of the Interim Financial Statements:

Activity or Nature of Expenditure	Use of Net Proceeds under 2024 Program(1)	Use of Net Proceeds under 2023 Program(1)
Fund the exploration and development of mineral properties	US$944,000	US$2,153,000

Fund future acquisitions	Nil	Nil

Other general working capital purposes(2)	US$1,504,000	US$7,228,000

Total	US$2,448,000(3)	US$9,381,000(4)

Notes:

(1)

Due to the uncertainty of timing and amount of proceeds received by the Company under the 2023 Program and 2024 Program, in determining the use of proceeds from the ATM Supplements for a particular activity or expenditure, the Company assumed a "first in, first out" accounting method with other funds available for such expenditures. The Company's first sale under its 2023 Program was on December 12, 2023. As at February 28, 2025, the Company had cash and cash equivalents of $9,230,000 (US$6,383,000).

(2)	Includes all other expenditures of the Company, such as general and administrative expenses, financing costs and repayment of income taxes payable.

(3)	As of the date of the Interim Financial Statements, the Company raised net proceeds of US$3,574,000 from the 2024 Program, of which approximately US$2,448,000 had been used.

(4)	Net proceeds raised under the 2023 Program totaled $9,381,000.

Due to the nature of "at-the-market distributions", the net proceeds from the 2022 Program, 2023 Program and 2024 Program were not determinable at the time of filing the applicable ATM Supplement and, as such, no estimated amounts were allocated to the disclosed intended use of proceeds.

As of the date of the Interim Financial Statements, the Company had approximately US$1,126,000 of net proceeds from the 2024 Program remaining on hand.

USE OF PROCEEDS

The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities to fund the exploration and development, as warranted, of its mineral properties, working capital and other corporate opportunities as they arise, and for other general corporate purposes.

Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company's actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

The Company is an exploration stage company and has not generated cash flow from operations. As at November 30, 2024 and during the three and nine months ended August 31, 2025, the Company had negative cash flow from operating activities. The Company expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project. As a result, the Company may need to allocate a portion of the proceeds of any offering of Securities to fund any such negative operating cash flow in future periods.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

The Company may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains effective, offer for sale and issue up to an aggregate of $100,000,000 in Securities hereunder.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. Each Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any commission, fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Company will receive and any other material terms of the plan of distribution. If Securities sold pursuant to a Prospectus Supplement are acquired by underwriters for their own account, they may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any initial offering price and discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold, from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102 made through the facilities of the TSX, the NYSE American or other existing trading markets for the Common Shares. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The price at which the Securities will be offered and sold may vary as between purchasers and during the period of distribution of the applicable Securities. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, dealers or agents have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Company.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an "at-the-market distribution", the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, agent or dealer involved in an "at-the-market distribution", as defined in NI 44-102, no affiliate of such an underwriter, agent or dealer and no person or company acting jointly or in concert with such an underwriter, agent or dealer may in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed under an "at-the-market distribution" Prospectus Supplement, including an aggregate number or principal amount of Securities that would result in the underwriter, agent or dealer creating an over-allotment position in the Securities.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Securities (other than Common Shares), as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurances can be given that a market for trading in Securities (other than Common Shares) of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus, that may be offered pursuant to this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities as may be offered under this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Common Shares

Registered holders of Common Shares are entitled to receive notice to attend and to cast one vote per Common Share held at all meetings of the Company's shareholders, except meetings at which only registered holders of some other specified class or series are, at law or pursuant to the Articles of Continuance of the Company, entitled to vote. Subject to any prior rights of the registered holders of the Preferred Shares of the Company and of the registered holders of any other shares of the Company ranking senior to the Common Shares with respect to payment of dividends, the registered holders of Common Shares have the right to receive dividends, if any, in such amount and payable in such manner as the Board in its discretion may declare. In the event of the liquidation, dissolution or winding up of the Company or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, registered holders of Common Shares will, subject to any prior rights of the registered holders of Preferred Shares of the Company and any other class of shares of the Company ranking senior to the Common Shares, have the right to receive, equally on a share-for-share basis, the remaining assets of the Company. Holders of our Common Shares have no pre-emptive, redemption, purchase or conversion rights attaching to their shares, and the Common Shares, when fully paid, will not be liable to further call or assessment.

The Common Shares are listed on the TSX and the NYSE American under the symbol "GOLD" and "GLDG", respectively.

Preferred Shares

The following is a brief summary of certain general terms and provisions of the Preferred Shares that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement.

The Preferred Shares are issuable in series. The Preferred Shares of each series rank in parity with the Preferred Shares of every other series with respect to dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. The Preferred Shares are entitled to a preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

The Board is empowered to fix the number of Preferred Shares and the rights to be attached to the Preferred Shares of each series, including the rate, amount or kind of dividends and any conversion, voting and redemption rights. Subject to the Company's by-laws and applicable law, the holders of Preferred Shares, as a class, are not entitled to receive notice of or attend or vote at meetings of the Company's shareholders.

Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

We may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company and, if applicable, the Company will file with the SEC as exhibits to the Registration Statement, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation of the Warrants;

●	the description and aggregate number of Warrants offered and the offering price;

●	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

●	the currency or currencies in which the Warrants will be offered;

●	the exercise price of the Warrants and the currency or currencies in which the applicable Securities may be purchased upon such exercise;

●	the dates or periods during which the Warrants are exercisable including any "early termination" provisions;

●	the designation, number and terms of any Securities with which the Warrants are issued;

●	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

●

whether such Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities ("Global Securities") and the basis of exchange, transfer and ownership thereof;

●	any minimum or maximum subscription amount of Warrants;

●	the identity of the Warrant agent;

●	whether such Warrants will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	certain material U.S. and Canadian federal tax consequences of owning the Warrants; and

●	any other material terms and conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities to be received on the exercise of the Warrants, including the right to receive payments of dividends or the right to vote such underlying Securities.

Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement.

Units may be offered separately or together with other Securities, as the case may be. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation and aggregate number of Units offered;

●	the price or prices, if any, at which the Units will be offered;

●	the currency in which the Units will be offered;

●	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;

●	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	the date on and after which the Securities comprising the Units will be separately transferable;

●	whether the Securities comprising the Units will be listed on any securities exchange;

●

whether such Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent Global Securities and the basis of exchange, transfer and ownership thereof;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units and the Securities comprising the Units;

●	certain material U.S. and Canadian federal tax consequences of owning the Units; and

●	any other material terms and conditions of the Units.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Subscription Receipts

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent (the "Escrow Agent"), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province or territory thereof and authorized to carry on business as a trustee. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. In the United States, the Company will file as exhibits to the Registration Statement, or will incorporate by reference from Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Subscription Receipt describing the terms and conditions of subscription receipts the Company is offering before the issuance of such subscription receipts.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

●	the aggregate number of Subscription Receipts offered;

●	the price at which the Subscription Receipts will be offered;

●	the currency in which the Subscription Receipts will be offered and whether the price is payable in installments;

●	the terms, conditions and procedures for the conversion or exchange of the Subscription Receipts into other Securities;

●	the dates or periods during which the Subscription Receipts may be converted or exchanged into other Securities;

●	the designation, number and terms of the other Securities that may be issued upon exercise or deemed conversion of each Subscription Receipt;

●	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	conditions to the conversion or exchange of Subscription Receipts into Securities and the consequences of such conditions not being satisfied;

●	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

●

provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

●	the identity of the Subscription Receipt agent;

●	whether the Subscription Receipts will be listed on any securities exchange;

●	any minimum or maximum subscription amount;

●

whether such Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent Global Securities and the basis of exchange, transfer and ownership thereof;

●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

●	certain material Canadian and United States tax consequences of owning or converting or exchanging the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities to be received on the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Debt Securities

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement.

The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The Company may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A copy of any such trust indenture will be filed with the relevant securities regulatory authorities in Canada after it has been entered into by the Company and will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part.

Prospective investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information regarding the general material terms and provisions of the Debt Securities. Prospective investors also should refer to the Indenture, as it may be supplemented by any supplemental indenture, for a complete description of all terms relating to the Debt Securities.

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. The description in any such Prospectus Supplement may include, but may not be limited to, any of the following, if applicable:

●	the specific designation of the Debt Securities;

●	any limit on the aggregate principal amount of the Debt Securities;

●

the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

●

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

●

whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

●	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

●	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

●	the covenants applicable to the Debt Securities;

●	the terms and conditions for any conversion or exchange of the Debt Securities for any other Securities;

●

the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

●	whether the Debt Securities will be secured or unsecured;

●

whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

●	whether the Debt Securities will be issuable in the form of registered Global Securities, and, if so, the identity of the depositary for such registered Global Securities;

●

the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

●	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

●	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

●	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

●	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;

●	any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

●	the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

●	whether the holders of any series of Debt Securities have special rights if specified events occur; and

●	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each such series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payable and other indebtedness, of our subsidiaries.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company's other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a Global Security and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless otherwise permitted by the terms of the Indenture or until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the Global Security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The law of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a Global Security or its nominee is the registered owner of the Global Security or holder of a Global Security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have a series of the Debt Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on Global Securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, any Trustee or any paying agent for the Debt Securities represented by the Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a Global Security and its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

If a depositary for a Global Security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a Global Security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate Trustee. In addition, the Company may at any time and in the Company's sole discretion determine not to have a series of the Debt Securities represented by a Global Security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the Global Securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company's option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

●

issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

●

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

●

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

●

issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

In the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, it shall continue to file with the SEC and provide the Trustee:

●

within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F, or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

●

within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX, whether or not the Company has any of its securities so listed.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

●	the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

●	the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

●	the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

●

the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the Trustees or to the Company and the Trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

●	certain events involving the Company's bankruptcy, insolvency or reorganization; and

●	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A Trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues (other than a bankruptcy-related event of default), a Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

●	the entire principal and interest of the Debt Securities of the series; or

●	if the Debt Securities are discounted securities, that portion of the principal as described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the Trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a Trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a Trustee, or exercising any trust or power conferred upon a Trustee, for any series of Debt Securities.

The Company will be required to furnish to the Trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy, unless:

●	the holder has previously given to the Trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

●

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the Trustees to institute a proceeding as Trustees; and

●

the Trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders' notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term "defeasance", it means discharge from certain obligations (other than obligations that survive such defeasance, as specified in the Indenture) with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a Trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company's option:

●	the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

●	the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the Trustees:

●

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

●	a certificate of one of the Company's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities and not just from the Company's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

●

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

●	the Company is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

●	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustees pursuant to one or more Supplemental Indentures (a "Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

●	change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

●	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

●	reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

●	change the place or currency of any payment;

●	affect the holder's right to require the Company to repurchase the Debt Securities at the holder's option;

●	impair the right of the holders to institute a suit to enforce their rights to payment;

●	adversely affect any conversion or exchange right related to a series of Debt Securities;

●	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

●	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment or principal, premium if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

●	evidence its successor under the Indenture;

●	add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

●	add events of default;

●

provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

●	establish the forms of the Debt Securities as permitted by the Indenture;

●	appoint a successor Trustee under the Indenture;

●	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

●

cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

●

change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Company in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Company. If a Trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

Resignation and Removal of Trustee

A Trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor Trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

PRIOR SALES

Information in respect of the Common Shares that were issued within the previous twelve-month period, Common Shares that were issued upon the exercise of options and restricted share rights, and in respect of the grant of options and restricted share rights will be provided as required in any applicable Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX in Canada and the NYSE American in the United States under the symbol "GOLD" and "GLDG", respectively. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated November 21, 2025, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an "at-the-market distribution". This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market distribution") be translated into French if the Company offers the Securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market distribution".

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference into this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting the Company and its business is provided in the documents incorporated by reference into this Prospectus, including in the AIF under the heading "Risk Factors". Additional risks and uncertainties not known to the Company or that management currently deems immaterial may also impair the Company's business, financial condition, results of operations or prospects. See "Documents Incorporated by Reference".

Negative Cash Flow from Operating Activities

The Company is an exploration stage mining company and has not yet generated positive operating cash flow. The Company will continue to experience negative cash flow from operations in the foreseeable future. The Company has incurred net losses in the past and may incur losses in the future unless it can derive sufficient revenues from its business and operations. Such future losses could have an adverse effect on the market price of the Company's securities, which could cause investors to lose part or all of their investment.

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Common Shares trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates and the markets for similar securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

There is no public market for the Preferred Shares, Warrants, Subscription Receipts, Debt Securities or Units and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of such Securities on any securities exchanges. If the Preferred Shares, Warrants, Subscription Receipts, Debt Securities or Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for the Preferred Shares, Warrants, Subscription Receipts, Debt Securities or Units or that a trading market for these securities will develop.

Public Markets and Share Prices

The market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange could be subject to significant fluctuations in response to variations in the Company's financial results, the global economy or other factors. In addition, fluctuations in the stock market may adversely affect the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange regardless of the financial performance of the Company. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the financial performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange. There can be no assurance of the price at which the Common Shares or any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange will trade.

Additional Issuances and Dilution

The Company may issue and sell additional securities of the Company to finance its operations or future acquisitions. The Company cannot predict the size of future issuances of securities of the Company or the effect, if any, that future issuances and sales of securities will have on the market price of any Securities of the Company issued and outstanding from time to time. Sales or issuances of substantial amounts of securities of the Company, or the perception that such sales could occur, may adversely affect prevailing market prices for securities of the Company issued and outstanding from time to time. With any additional sale or issuance of securities of the Company, holders will suffer dilution with respect to voting power and may experience dilution in the Company's earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of the Company's issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.

Discretion Concerning the Use of Proceeds

Our management will have substantial discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

Different Shareholder Protections between the United States and Canada

We are organized and exist under the laws of Canada and, accordingly, are governed by the Canada Business Corporations Act (the "CBCA"). The CBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders' suits, indemnification of directors and inspection of corporation records.

The Company is a Foreign Private Issuer within the Meaning of the Rules under the Exchange Act, and is Exempt from Certain Provisions Applicable to United States Domestic Public Companies

Because we are a "foreign private issuer" under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10‐Q or current reports on Form 8‐K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non‐public information under Regulation FD.

We are required to file an annual report on Form 40‐F with the SEC within three months of the end of each fiscal year. We do not intend to voluntarily file annual reports on Form 10‐K and quarterly reports on Form 10‐Q in lieu of Form 40‐F requirements. For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

The Company May Be Treated as a "Passive Foreign Investment Company" under the U.S. Internal Revenue Code, Which Could Result in Adverse U.S. Federal Income Tax Consequences for U.S. Investors

Prospective U.S. investors should be aware that they could be subject to certain adverse U.S. federal income tax consequences if we are classified as a passive foreign investment company ("PFIC") for U.S. federal income tax purposes. The determination of whether we are a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and such determination will depend on the composition of our income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. Prospective U.S. investors should consult their own tax advisors regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse income tax consequences but may result in an inclusion in gross income without receipt of such income.

No Known Reserves and Limited Operating History

The Company has no history of earnings. There are no known commercial quantities of Mineral Reserves on the Company's mineral projects. Development of the Company's projects will only follow upon obtaining satisfactory results of further exploration work and geological and other studies. Exploration and the development of natural resources involve a high degree of risk and few properties which are explored are ultimately developed into producing properties. There is no assurance that the Company's exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of the Company's operations will be in part directly related to the cost and success of its exploration programs, which may be affected by a number of factors. Even if commercial quantities of minerals are discovered, the exploration properties may not be brought into a state of commercial production. The commercial viability of a mineral deposit once discovered is also dependent on various factors, including particulars of the deposit itself, proximity to infrastructure, metal prices, and availability of power and water to permit development.

Further, the Company is subject to many risks common to mineral exploration companies, including undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance the Company will be successful in achieving a return on shareholders' investments and the likelihood of success must be considered in light of its early-stage operations.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any securities offered, certain legal matters in connection with the securities offered by this Prospectus will be passed upon on behalf of the Company by Sangra Moller LLP, as to Canadian legal matters, and Haynes and Boone, LLP, as to United States legal matters.

INTERESTS OF EXPERTS

All technical and scientific information discussed in this Prospectus, any Prospectus Supplement or any documents incorporated by reference herein, including mineral resource estimates for the Company's material properties, and all technical and scientific information for the Company's other non-material projects, has been reviewed and approved by Paulo Pereira, President of the Company. Mr. Pereira holds a Bachelor's degree in Geology from Universidad Do Amazonas in Brazil, is a Qualified Person and is a member of the Association of Professional Geoscientists of Ontario.

Sue Bird, P.Eng., of Moose Mountain Technical Services authored a technical report titled "NI 43-101 2024 Updated Mineral Resource Estimate for the Whistler Project", dated effective September 12, 2024. Sue Bird is a Qualified Person and is independent of the Company.

Joseph A. Kantor, M.SC., MMSA Geology, Robert E. Cameron, Ph.D., MMSA Mining and Ore Reserves and Mauricio Castañeda, MAIG, prepared a technical report titled "Technical Report on the Titiribi Project, Department of Antioquia, Colombia", dated effective June 14, 2021. Each of Joseph A. Kantor, Robert E. Cameron, and Mauricio Castañeda is a Qualified Person and is independent of the Company.

Reno Pressacco, P. Geo., of SLR Consulting (Canada) Ltd. authored a technical report titled "NI 43-101 Technical Report São Jorge Project, Pará State, Brazil", dated effective January 28, 2025. Reno Pressacco is a Qualified Person and is independent of the Company.

Scott E. Wilson, C.P.G., SME-RM, Michael Cole, SME-RM and Paul Hosford, P.Eng. authored a technical report titled "NI 43-101 Technical Report and Preliminary Economic Assessment for the La Mina Project, Antioquia, Republic of Colombia", dated effective July 24, 2023. Each of Scott E. Wilson, Michael Cole and Paul Hosford is a Qualified Person and is independent of the Company.

None of the experts named under this heading and the heading "Legal Matters", nor any partner, employee or consultant of such an expert who participated in and who was in a position to directly influence the preparation of the applicable statement, report or valuation, has, has received, or is expected to receive, registered or beneficial interests, direct or indirect, in Common Shares or other property of the Company or any of its associates or affiliates representing 1% or more of the outstanding Common Shares. None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, other than with respect to Mr. Pereira as described above, is currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Company or of any associate or affiliate of the Company.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The Company's independent registered public accounting firm is PricewaterhouseCoopers LLP, Chartered Professional Accountants, who have issued a Report of Independent Registered Public Accounting Firm dated February 27, 2025, in respect of the Company's consolidated financial statements as of November 30, 2024 and November 30, 2023, and for each of the years ended. PricewaterhouseCoopers LLP has advised that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the Chartered Professional Accountants of British Columbia Code of Professional Conduct and any applicable legislation or regulations, as well as the rules of the SEC and the Public Company Accounting Oversight Board (PCAOB) on auditor independence. PricewaterhouseCoopers LLP has an address at 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada, V6C 3S7.

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc., located at 520 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

Gloria Ballesta and Mario Bernardo Garnero, directors of the Company, reside outside of Canada and have appointed the following agent for service of process in Canada:

Name of Person	Name and Address of Agent
Gloria Ballesta	Sangra Moller LLP, 2200 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3

Mario Bernardo Garnero	Sangra Moller LLP, 2200 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3

Each of Paulo Pereira, Joseph A. Kantor, Robert E. Cameron, Mauricio Castañeda, Scott E. Wilson and Michael Cole, each of whom is a "qualified person" required to file a consent with this Prospectus, resides outside of Canada. Each of the qualified persons named above, whose consents are filed with this Prospectus, has appointed Sangra Moller LLP, 2200–1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3, as agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person or company has appointed an agent for service of process in Canada.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is governed by the laws of Canada and its principal place of business is outside the United States. Certain of the directors and officers of the Company and certain experts named under "Interests of Experts" herein are resident outside of the United States and a substantial portion of the Company's assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company, including Subscription Receipts and Warrants if offered separately without any other Securities, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Subscription Receipt or Warrant, as the case may be, the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser's statutory rights of withdrawal and rescission.

Securities legislation in certain of the provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities. Irrespective of the determination at a later date of the purchase price of the securities distributed, this right may be exercised within two business days after the later of: (a) the date that the Company (i) filed this Prospectus or any amendment on SEDAR+ and a receipt was issued and posted for the document, and (ii) issued and filed a news release on SEDAR+ announcing that this Prospectus or any amendment is accessible through SEDAR+; and (b) the date that the purchaser or subscriber has entered into an agreement to purchase the securities or a contract to purchase or a subscription for the securities.

In certain of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory.

However, purchasers of Securities distributed under an "at-the-market distribution" by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by such purchaser because the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under NI 44-102. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal advisor.

Any remedies under securities legislation that a purchaser of Securities distributed under an "at-the-market distribution" by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by a purchaser containing a misrepresentation will remain unaffected by the non-delivery of the Prospectus referred to above.

In an offering of securities that are convertible, exchangeable or exercisable into other securities, purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in a prospectus is limited, in certain provincial and territorial securities legislation, to the price at which such securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces or territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (Canada) (the “CBCA”), we may indemnify our current or former directors or officers or any other individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding. However, the individual must repay such moneys and indemnification is prohibited under the CBCA unless the individual: (a) acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In the case of a derivative action, indemnification and advancement of moneys may only be made with court approval.

Our by-laws provide that, whenever required or permitted by the CBCA or otherwise by law, we shall indemnify each current or former director or officer or each person who acts or acted at our request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having been a director or officer of us or such other entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibit Index

Exhibit Number	Description

4.1	Annual information form for the fiscal year ended November 30, 2024 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 40-F, filed with the Commission on February 27, 2025).
4.2

Consolidated Financial Statements for the fiscal years ended November 30, 2024 and 2023 (incorporated by reference from Exhibit No. 99.3 to the Registrant’s Form 40-F, filed with the Commission on February 27, 2025).

4.3

Management’s Discussion and Analysis for the fiscal year ended November 30, 2024 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 40-F, filed with the Commission on February 27, 2025).

4.4	Management Information Circular dated March 28, 2025 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K, filed with the Commission on April 8, 2025).
4.5

Condensed consolidated interim financial statements for the three and nine months ended August 31, 2025 and 2024 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K filed with the Commission on October 10, 2025).

4.6

Management’s discussion and analysis for the three and nine months ended August 31, 2025 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, filed with the Commission on October 10, 2025).

4.7	Material change report dated December 20, 2024 (incorporated by reference from Exhibit No. 99.5 to the Registrant’s Form 6-K, filed with the Commission on December 23, 2024).
4.8	Material change report dated January 17, 2025 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, filed with the Commission on January 17, 2025).
5.1	Consent of PricewaterhouseCoopers LLP.
5.2	Consent of Sangra Moller LLP.
5.3*	Consent of Scott E. Wilson.
5.4*	Consent of Michael Cole.
5.5*	Consent of Paul Hosford.
5.6*	Consent of Robert Cameron.
5.7*	Consent of Joseph Kantor.
5.8*	Consent of Mauricio Castañeda.
5.9*	Consent of Roy Eccles.
5.10*	Consent of Reno Pressacco.
5.11*	Consent of Sue Bird.
5.12*	Consent of Paulo Pereira.
6.1	Powers of Attorney (included on the signature pages to this Registration Statement).
7.1	Form of Indenture (incorporated by reference from Exhibit No. 7.1 to the Registrant’s Form F-10, as amended, filed with the Commission on May 3, 2021).
107	Calculation of Filing Fee Table

* To be filed by amendment

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on November 25, 2025.

GOLDMINING INC.

By:	/s/ Pat Obara
Name:	Pat Obara
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alastair Still or Pat Obara, or either of them acting alone or together, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Alastair Still	Chief Executive Officer (Principal Executive Officer)	November 25, 2025
Alastair Still

/s/ Pat Obara	Chief Financial Officer and Secretary (Principal	November 25, 2025
Pat Obara	Financial and Accounting Officer)

/s/ Amir Adnani	Co-Chairman and Director	November 25, 2025
Amir Adnani

/s/ David Garofalo	Co-Chairman and Director	November 25, 2025
David Garofalo

/s/ Gloria Ballesta	Director	November 25, 2025
Gloria Ballesta

/s/ Mario Bernardo Garnero	Director	November 25, 2025
Mario Bernardo Garnero

/s/ David Kong	Director	November 25, 2025
David Kong

/s/ Anna Tudela	Director	November 25, 2025
Anna Tudela

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on this 25th day of November, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Title:	Donald J. Puglisi
Name:	Managing Director